Exhibit 10.10
FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO
REAL ESTATE SALE AGREEMENT
THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 18th day of November, 2015 (the “Effective Date”), by and between FOX RIDGE ASSOCIATES, L.P., a California limited partnership (“Seller”), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and RRE OPPORTUNITY OP II, LP, a Delaware limited partnership (“Purchaser”), with an office at 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
RECITALS
A.    Seller is the owner of a certain parcel of real estate (the “Real Property”) in the City of Centennial, County of Arapahoe, State of Colorado, which parcel is more particularly described in attached Exhibit A, and upon which is located a multi-family residential apartment community commonly known as “Fox Ridge Apartments”.
B.    Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as hereinafter defined), in accordance with and subject to the terms and conditions set forth in this Agreement.
THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:
1.PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (i) all buildings and improvements owned by Seller and located on the Real Property (the “Improvements”) and any and all of Seller’s rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) Seller’s right, title and interest in and to the leases, guaranties thereof and any other occupancy agreements and all amendments and modifications thereto (the “Leases”) affecting the Property or any part thereof, other than the Former Tenant Lease Files (as hereinafter defined); (iii) all furniture, furnishings, fixtures, equipment (excluding all telephone equipment, touchscreen technology, routers, computer hardware and software), tools and other tangible property (excluding the Equity Residential legal manual and any marketing information containing a logo of Seller and Seller’s Affiliates (as hereinafter defined) (collectively, the “Personal Property”) owned by Seller, located on the Real Property and used solely

22043518.5

in connection therewith, a list of which is attached hereto as Exhibit B; (iv) except as otherwise provided herein all right, title and interest of Seller under any and all of the union, maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (collectively, the “Service Contracts”) all to the extent applicable to the period from and after the Closing (as hereinafter defined) and (v) all right, title and interest of Seller in the name “Fox Ridge” and derivations thereof as it relates to the Real Property, and, to the extent assignable (and subject to Purchaser’s satisfaction of any applicable notice and consent requirements and Purchaser’s payment of any applicable third party fees relating to any such assignment, provided Seller agrees to cooperate with Purchaser in order to effectuate such assignment), all right, title and interest of Seller to licenses, permits, plans, drawings, development rights, governmental approvals, guaranties and warranties relating to the Real Property and Improvements, and except as otherwise set forth herein, all other intangible property owned by Seller and used solely in connection with the Real Property and Improvements, including telephone and facsimile numbers and the website or domain name owned or maintained by or on behalf of Seller solely with respect to the Real Property, but excluding, however, any and all proprietary information, internal communications and confidential information (such as market studies, projections and appraisals) and documentation subject to attorney-client privilege (collectively, the “Intangible Property”) (items (i) through (v) above, together with the Real Property, are collectively referred to in this Agreement as the “Property”). All of the foregoing expressly excludes all property owned by tenants or other users or occupants of the Property.
2.    PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Property is SIXTY MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($60,250,000.00) (the “Purchase Price”). The Purchase Price shall be paid as follows:
2.1    Earnest Money.
2.1.1    Seller, Purchaser and a duly authorized representative of the Chicago Office of Chicago Title Insurance Company (“Escrowee”) shall concurrently herewith execute Earnest Money Escrow Instructions, in the forms attached hereto as Exhibit D-1 and D-2, and Purchaser shall, within three (3) business days following the Effective Date, deliver to Escrowee initial earnest money (the “Initial Earnest Money”) in the sum of Five Hundred Thousand and No/100ths Dollars ($500,000.00). From and after the Effective Date, the Initial Earnest Money shall be deemed to belong to Seller and, notwithstanding anything in this Agreement to the contrary, shall not be refunded to Purchaser in any event or circumstance except in the event of: (i) a Seller default described in Section 7.1 below; (ii) objections to title and survey matters that materially and adversely affect the Property that Purchaser first had knowledge of after November 20, 2014, that are timely objected to by Purchaser in accordance with Section 3.3 below and are not cured (or agreed to by cured prior to Closing) by Seller pursuant to and in accordance with Section 3.3; (iii) the existence of environmental matters that materially and adversely affect the value and operation

22043518.5    -2-

of the Property, that are discovered as a result of Purchaser’s investigations under Section 8.1 below and that are first discovered by Purchaser after November 20, 2014; or (iv) a termination of this Agreement pursuant to the provisions of Sections 5 or 8.2 hereof. If Purchaser does not terminate this Agreement pursuant to and in accordance with Section 8.1.1 below, Purchaser shall, on or before the date that is two (2) business day after the expiration of the Review Period (hereinafter defined), deposit with Escrowee additional earnest money (the “Additional Earnest Money”) in the sum of Five Hundred Thousand and No/100ths Dollars ($500,000.00). The Initial Earnest Money and, if deposited or required to be deposited with the Escrowee, the Additional Earnest Money, together with any interest earned thereon net of investment costs, is referred to in this Agreement as the “Earnest Money”. The Earnest Money shall be invested as Seller and Purchaser jointly direct. Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number.
2.1.2    If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, Seller shall have the remedy options provided for in Section 7.2 below. If the transaction fails to close due to a default on the part of Seller, Purchaser shall have the remedy options provided for in Section 7.1 below.
2.2    Cash at Closing. At Closing, Purchaser shall pay to Seller, with current, federal funds wire transferred to an account designated by Seller in writing, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller shall receive at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4.4 below.
3.    EVIDENCE OF TITLE.
3.1    Title Insurance. Purchaser acknowledges receipt of a current commitment for an ALTA Owner’s Title Insurance Policy (the “Title Commitment”), issued by Chicago Title Insurance Company (“Title Insurer”). At Closing, Purchaser shall cause the Title Commitment to be updated for purposes of issuance of an ALTA Owner’s Policy of Title Insurance (the “Owner’s Policy”) insuring fee simple title to the Real Property and the Improvements. Purchaser may request that Title Insurer issue, but Seller shall have no obligation to pay for or to cause Title Insurer to issue, any available endorsements to the Owner’s Policy. Upon issuance, the Owner’s Policy will except from coverage only (i) the general exceptions (unless Purchaser obtains coverage over the general exceptions), (ii) those exceptions which are more fully described on attached Exhibit E and (iii) exceptions which become Permitted Exceptions pursuant to Section 3.3 (collectively, the “Permitted Exceptions”). Except as permitted under this Agreement, no additional encumbrances may be created on the Property by Seller after the Effective Date without the prior consent of Purchaser, which consent may not be unreasonably withheld, conditioned, or delayed.

22043518.5    -3-

3.2    Survey. Purchaser acknowledges receipt of an ALTA/ACSM Land Title Survey dated November 11, 2014 and prepared by Engineering Service Company of the Real Property (the “Existing Survey”). Purchaser has ordered, at Purchaser’s sole expense, an updated survey of the Real Property (the “Updated Survey”) prepared by the surveyor who provided the Existing Survey. Purchaser shall deliver the Updated Survey to Seller and Title Insurer on or before the date that is two (2) business days following Purchaser’s receipt thereof; provided, however, notwithstanding anything to the contrary contained in this Section 3, Purchaser’s failure to deliver to Seller an Updated Survey prior to the expiration of the Title Review Period shall be conclusively deemed to be Purchaser’s waiver of its right to object to any condition shown on the Updated Survey as permitted pursuant to the terms of Section 3.3 below.
3.3    Title Review. Purchaser shall have until the expiration of the Review Period (the “Title Review Period”) to give Seller a detailed notice objecting to any exception or condition contained in the Title Commitment or shown on the Updated Survey, if any, other than those Permitted Exceptions listed as items numbered 1 through 4 on Exhibit E. If Purchaser does not give notice of any objections to Seller within the Title Review Period, Purchaser shall be deemed to have approved the title as shown in the Title Commitment, the title exception documents, and all matters shown on the Existing Survey or the Updated Survey, if any, and any such exceptions or matters shall become “Permitted Exceptions” in accordance with this Section 3.3. If Purchaser provides timely objections, Seller shall have five (5) business days after receipt of Purchaser’s notice (the “Title Cure Period”) in which to elect, by written notice to Purchaser, either (i) to cure or attempt to cure Purchaser’s objections, or (ii) not to cure Purchaser’s objections; provided, however, notwithstanding the foregoing, Seller shall have no obligation whatsoever to cure or attempt to cure any of Purchaser’s objections. Notwithstanding the preceding sentence, Seller shall be obligated at Seller’s sole cost and expense, at Closing, to cause Title Insurer to remove (by waiver or endorsement) any mortgage or deed of trust against the Property, mechanics’ and materialmen’s liens and all other liens against the Property of a liquidated amount, including any interest, penalties and fees associated therewith provided that the cost to remove any such mechanics’, materialmen’s and all other monetary liens do not exceed the sum of $250,000 in the aggregate (collectively, the “Required Cure Items”). In the event that Seller fails to provide such written notice of its election to proceed under either clause (i) or (ii) above, Seller shall be deemed to have elected clause (ii) above. At Seller’s cost and expense, Seller may bond around any such matters to Title Insurer’s reasonable satisfaction or cause Title Insurer to endorse over any such objection, and in either event, such objection shall be deemed cured. If Purchaser provides timely objections and all of Purchaser’s objections are not cured (or agreed to be cured by Seller prior to Closing) within the Title Cure Period for any reason, then, within five (5) days after the last day of the Title Cure Period Purchaser shall, as its sole and exclusive remedy, waiving all other remedies, either: (x) terminate this Agreement by giving a termination notice to Seller, at which time Escrowee shall return the Initial Earnest Money to Purchaser (provided Purchaser’s objections relate solely to matters first existing

22043518.5    -4-

after November 20, 2014 that materially and adversely affect the Property) and the parties shall have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination); or (y) waive the uncured objections by proceeding to Closing and thereby be deemed to have approved the Purchaser’s title as shown in the Title Commitment, the title exception documents, the Existing Survey or the Updated Survey, if any, and any such uncured objections shall become “Permitted Exceptions”. If Seller does not timely receive notice of Purchaser’s election to terminate under this Section 3.3, Purchaser will be deemed to have waived the uncured objections and to have approved the title as shown in the Title Commitment, the title exception documents, the Existing Survey or the Updated Survey, if any, and such uncured objections shall become “Permitted Exceptions”.
If an update of the Updated Survey or any supplemental title commitment or update issued subsequent to the date of the original Title Commitment discloses any materially adverse matters not set forth on the Existing Survey, the Updated Survey or the original Title Commitment, then, no later than the later of (i) the expiration of the Review Period, or (ii) five (5) business days after Purchaser’s receipt of such update of the Updated Survey, but in no event later than the date that is five (5) days prior to the scheduled Closing Date, or (iii) five (5) business days after Purchaser’s receipt of such supplemented or updated Title Commitment, as applicable, Purchaser shall have the right to object to any such matter, in which event the same procedures for response, termination and waiver set forth above shall apply to such new objections.
4.    CLOSING.
4.1    Closing Date. The “Closing” of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price pursuant to a so-called “New York style” closing, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur through escrow at 11:00 a.m. (Chicago time) on January 22, 2016, at the Chicago office of Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The “Closing Date” shall be the date of Closing.
4.2    Seller’s Closing Deliveries. At Closing, Seller shall execute and deliver to Purchaser the following:
4.2.1    a “special” Warranty Deed (the “Deed”) in the form attached hereto as Exhibit G, subject to the exceptions listed on Exhibit F attached hereto and any other matters which become Permitted Exceptions pursuant to Section 3 above;
4.2.2    a bill of sale in the form attached hereto as Exhibit H;
4.2.3    a letter advising tenants under the Leases of the change in ownership of the Property in the form attached hereto as Exhibit I (the “Seller’s Form Notice Letter”);

22043518.5    -5-

4.2.4    an Assignment and Assumption of Leases, Security Deposits and Service Contracts in the form attached hereto as Exhibit J (the “Assignment of Leases, Security Deposits and Service Contracts”);
4.2.5    an Assignment and Assumption of Intangibles in the form attached hereto as Exhibit K;
4.2.6    an affidavit stating, under penalty of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;
4.2.7    such evidence of Seller’s power and authority as Title Insurer may reasonably require, and any additional documents that Escrowee, Title Insurer, or any applicable governmental authority may reasonably require for the proper consummation of the transaction contemplated by this Agreement;
4.2.8    a closing statement (the “Closing Statement”), as required by Section 4.4 below, setting forth the prorations and adjustments to the Purchase Price;
4.2.9    subject to the provisions of Sections 7.3 and 10.6, a certificate updating Seller’s representations and warranties set forth in Section 10.1 as if made on the Closing Date (including an update of the Rent Roll (as hereinafter defined) in the form of the Rent Roll attached hereto as Exhibit L dated no earlier than three (3) business days prior to the Closing Date);
4.2.10    an Owner’s Affidavit in the form attached hereto as Exhibit Q (or otherwise in form reasonably required by the Title Insurer, and reasonably acceptable to Seller) and a Personal Understanding (GAP) in the form attached hereto as Exhibit R (or otherwise in form reasonably required by the Title Insurer, and reasonably acceptable to Seller); and
4.2.11    to the extent in Seller’s possession and control, original Leases, Service Contracts, Personal Property and Intangible Property (to the extent deliverable) being conveyed hereunder and keys (all of which may be delivered to Purchaser outside of escrow at the Property).
4.3    Purchaser’s Closing Deliveries. At Closing, Purchaser shall execute and deliver to Seller the following:
4.3.1    the funds required pursuant to Section 2.2 above;
4.3.2    a counterpart of the Closing Statement referenced in Section 4.2.8 above;
4.3.3    counterpart originals of the Assignment and Assumption of Leases, Security Deposits and Service Contracts referenced in Section 4.2.4 above;

22043518.5    -6-

4.3.4    counterpart originals of the Assignment and Assumption of Intangibles referenced in Section 4.2.5 above;
4.3.5    such evidence of Purchaser’s power and authority as Title Insurer may reasonably require, and any additional documents that Escrowee, Title Insurer, or any applicable governmental authority may reasonably require for the proper consummation of the transaction contemplated by this Agreement; and
4.3.6    a certificate updating Purchaser’s representations and warranties as if made on the Closing Date as being true and correct in all material respects.
4.4    Closing Prorations and Adjustments. Seller shall prepare the Closing Statement of the prorations and adjustments required by this Agreement and submit it to Purchaser at least two (2) business days prior to the Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed to be the owner of the Property on the Closing Date and Purchaser shall be deemed to be the owner of the Property as of the date following the Closing Date:
4.4.1    real estate and personal property taxes and assessments attributable to the year in which the Closing occurs (on the basis of the most recent available tax bill if the current bill is not then available), it being understood by the parties hereto that all special assessments assessed against the Property and due and payable prior to the Closing Date shall be the sole responsibility of Seller;
4.4.2    the rent and other sums (other than as set forth in Section 4.4.3 below) payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing (collectively, the “Delinquent Amounts”) shall not be adjusted, but Purchaser shall cause such Delinquent Amounts to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such Delinquent Amounts. In the event any Delinquent Amount is inadvertently omitted from such schedule, Seller shall not be deemed to have waived its rights to such Delinquent Amount. Purchaser shall include any and all Delinquent Amounts in the first bills submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Purchaser shall promptly remit to Seller any Delinquent Amounts provided that a deficiency in the total rent due Purchaser is not created thereby;
4.4.3    the amount of unapplied refundable security and pet deposits held by Seller under the Leases together with any interest required by applicable law or required by the Leases;
4.4.4    water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain

22043518.5    -7-

the property of the Seller and shall not be prorated or credited (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);
4.4.5    prepayments and amounts due and payable by Seller under the Service Contracts but excluding any lump sum or up front payments paid to Seller with respect thereto;
4.4.6    assignable license and permit fees; and
4.4.7    other similar items of income and expenses of operation with respect to the Property.
Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date but in no event later than ninety (90) days after Closing occurs; otherwise, subject to the provisions of Section 4.4.2 above, all prorations shall be final. In addition, notwithstanding anything to the contrary contained in this Section 4, Seller reserves the right (i) to meet with governmental officials and to contest any reassessment governing or affecting Seller’s obligations under Section 4.4.1 above, and (ii) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date. The obligations of Purchaser and Seller under Section 4.4 of this Agreement shall survive the Closing.
4.5    Transaction Costs. Seller shall pay for any base premium due in connection with the Owner’s Policy (the “Base Premium”) which shall be net of any reissue discount which may be available from Title Insurer in connection with the delivery of an existing owner’s policy of title insurance, recording charges for any instruments required to be recorded to remove the Required Cure Items and one-half (1/2) of Escrowee’s standard escrow fees. All other closing and transaction costs (including, without limitation, title insurance premiums or other title costs in excess of the Base Premium (including, without limitation, premiums for any loan policy or endorsements thereto required by Purchaser or Purchaser’s lender, if any), transfer taxes, documentary stamps or similar charges, recording charges for the Deed, any costs relating to the Updated Survey and one-half (1/2) of Escrowee’s standard escrow fees) shall be paid by Purchaser. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys. This Section 4.5 shall survive any termination of this Agreement.
4.6    Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

22043518.5    -8-

4.7    Tenant Notices. Upon Closing, Seller, at its sole cost and expense, shall deliver a copy of Seller’s Form Notice Letter to each tenant of the Property. This provision shall survive the Closing.
5.    CASUALTY LOSS AND CONDEMNATION. Prior to closing, the risk of loss shall remain with Seller. If, prior to Closing, the Property or any part thereof shall be condemned, or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If the Property or any part thereof shall be condemned such that damages are in excess of Seven Hundred Fifty Thousand and No/100ths Dollars ($750,000.00) (as determined by an MAI certified appraiser selected by Seller) or if the Property or any part thereof shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of Seven Hundred Fifty Thousand and No/100ths Dollars ($750,000.00) (as determined by the insurance adjuster designated by Seller’s insurance company), then, at the option of Purchaser, which option shall be exercisable, if at all, by written notice thereof to Seller within ten (10) business days after Purchaser receives written notice of such fire, earthquake or other casualty or condemnation and the insurance adjuster’s determination of resulting damages, this Agreement may be terminated. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement, except those which expressly survive termination. In the event that Purchaser does not exercise its option to terminate the Agreement set forth above, or if the condemnation or casualty is below the $750,000 threshold described above, then the Closing shall take place on the Closing Date and Purchaser shall be entitled to receive: (a) with respect to a condemnation, an assignment of all of Seller’s right, title and interest in and to the condemnation proceeds to be awarded to Seller as a result of such condemnation, and (b) with respect to a casualty, a credit against the Purchase Price payable at Closing in the total amount of the loss equal to (i) the estimated cost of repair plus (ii) the estimated amount of lost rental income subsequent to the Closing Date not to exceed 180 days, all as reasonably determined by Seller’s insurer’s claim representative, minus (iii) any sums expended by Seller in repairs or restoration. In addition, in the event of the foregoing, Purchaser shall deliver to Seller at Closing a release in form reasonably satisfactory to Seller whereby Purchaser releases Seller from all ongoing liability and/or claims in connection with such condemnation or casualty.
Notwithstanding anything to the contrary contained in this Section 5, in the event any condemnation below the $750,000 threshold described above either (i) prohibits, as a matter of applicable law, the rebuilding or repair of the Improvements substantially as they currently exist or (ii) prevents access to the Property from a publicly dedicated street, then Purchaser may elect to terminate this Agreement by written notice thereof to Seller within ten (10) business days of such determination, and upon the exercise of such option by Purchaser, this Agreement shall become null and void, the Earnest Money shall be returned to Purchaser and neither party shall have any further liability or obligations hereunder, except those that expressly survive termination.

22043518.5    -9-

Notwithstanding anything to the contrary contained in this Section 5, if the Property or any part thereof shall be condemned such that damages are in excess of Eight Hundred Thousand and No/100ths Dollars ($800,000.00) (as determined by an MAI certified appraiser selected by Seller) or if the Property or any part thereof shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of Eight Hundred Thousand and No/100ths Dollars ($800,000.00) (as determined by the insurance adjuster designated by Seller’s insurance company), then, at the option of Seller, which option shall be exercisable, if at all, by written notice thereof to Purchaser within ten (10) business days after Seller receives written notice of such fire, earthquake or other casualty or condemnation, this Agreement may be terminated. If Seller elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement, except those which expressly survive termination.
6.    BROKERAGE. Seller agrees to pay upon Closing (but not otherwise) a brokerage commission due to Moran & Company pursuant to a separate agreement for services rendered in connection with the sale and purchase of the Property. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive the termination of this Agreement.
7.    DEFAULT AND REMEDIES.
7.1    Purchaser’s Pre-Closing Remedies. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to materially perform in accordance with the terms of this Agreement at or prior to Closing and Purchaser is not in material default hereunder, then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, either (i) the Earnest Money shall be returned to Purchaser, and if, but only if, the remedy of specific performance is not available to Purchaser due to an intentional default by Seller, Purchaser shall be entitled to its actual documented out-of-pocket third party expenses in connection with its contemplated purchase of the Property in an amount not to exceed Fifty Thousand and No/100ths Dollars ($50,000.00), in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except those which expressly survive termination, or (ii) upon notice to Seller not more than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above.

22043518.5    -10-

7.2    Seller’s Pre-Closing Remedies. If Purchaser fails to perform in accordance with the terms of this Agreement and Seller is not in material default hereunder, Seller shall have the right to terminate this Agreement by delivering written notice to Purchaser whereupon the Earnest Money shall be forfeited to Seller as liquidated damages (which shall be Seller’s sole and exclusive remedy against Purchaser), it being agreed between the parties hereto that the actual damages to Seller in such event are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof and shall be and constitute valid liquidated damages, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement; provided, however, if pursuant to the terms of this Agreement, Purchaser is required to but does not deposit with the Escrowee the Additional Earnest Money as provided in Section 2.1.1 above, the liquidated damages will include all amounts that Purchaser was required to deposit as Earnest Money prior to such default. Notwithstanding the foregoing, nothing in this Section 7.2 shall limit any indemnification obligation of Purchaser under this Agreement.
7.3    Pre-Closing Knowledge. If at any time after the execution of this Agreement, either Purchaser or Seller becomes aware of any fact or information which causes a representation and warranty contained in this Agreement to become untrue in any material respect, said party shall promptly disclose such fact in writing to the other party hereto. If the party making the representation has taken no willful act which is not permitted under this Agreement to cause the representation to become untrue, said party shall not be in default under this Agreement and the sole remedy of the other party shall be to either (i) terminate this Agreement by written notice within five (5) business days of the date on which the non-breaching party becomes aware of such fact (“Notice Date”), in which event this Agreement, without further action of the parties, shall become null and void such that neither party shall have any further rights or obligations under this Agreement except for those rights and obligations which by their terms expressly survive any such termination, or (ii) elect to proceed to Closing, in which case such non-breaching party shall be deemed to have waived its rights with respect to any such breach of representation or warranty. In the event the non-breaching party fails to deliver such termination notice to the breaching party on or before the Notice Date, then the non-breaching party shall conclusively be deemed to have elected to proceed under clause (ii) of the preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement and without limitation to anything in Section 10.6 below, Purchaser and Seller are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party’s representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing. Notwithstanding clause (i) above in this Section 7.3, in the event the representation and warranty in Section 10.1.5 below becomes untrue and Purchaser does not have the right to terminate this Agreement under Section 5 above, then Purchaser shall not have the right to terminate the Agreement under this Section 7.3 (however, Purchaser shall have the rights provided under Section 5 above).

22043518.5    -11-

7.4    Post-Closing Remedies. From and after the Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement including, without limitation, the terms of Section 12.1 below, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.
8.    CONDITIONS PRECEDENT.
8.1    Condition Precedent - Purchaser.
8.1.1    Purchaser shall have until 5:00 p.m. (Chicago time) on December 4, 2015, within which to inspect the Property (the “Review Period”). If Purchaser determines that the Property is unsuitable for its purposes or for any reason or for no reason and so notifies Seller in writing within the Review Period, and unless such termination results from the circumstances described in Section 2.1.1(i), (ii), (iii) or (iv) hereof, the Initial Earnest Money shall be paid to Seller, otherwise the Initial Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. Purchaser’s failure to terminate this Agreement within the Review Period shall be conclusively deemed a waiver by Purchaser of the condition contained in this Section 8.
Within one (1) business day following the Effective Date, Seller shall deliver or make available to Purchaser through an electronic drop-box to the extent feasible, due diligence materials regarding the Property as is typically provided by Seller in accordance with its past business practices (the “Due Diligence Materials”). Except as expressly set forth in Section 10 below, neither Seller, nor any shareholder, officer, director, trustee, beneficiary, member, employee or agent thereof is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any Due Diligence Materials provided, including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials. Up until the Closing Date, Seller agrees to deliver to Purchaser, or make available at the Property, any additional materials related to the Property reasonably requested by Purchaser in writing, to the extent in Seller’s possession or control, and Seller shall deliver such items within a reasonable time following such request.
8.1.2    Purchaser’s right of inspection pursuant to this Section 8 shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. Before entering upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing: (a) commercial general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence and Two Million and No/100ths Dollars ($2,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million and

22043518.5    -12-

No/100ths Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where the Property is located and employer’s liability insurance of not less than One Million and No/100ths Dollars ($1,000,000.00) per accident. With respect to the coverages required by subsections (a) and (b) immediately preceding, Seller, ERP Operating Limited Partnership, Equity Residential, Equity Residential Management, L.L.C. and their agents and affiliates shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where the Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Seller shall be excess and noncontributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Seller against Purchaser. All insurance required hereunder shall provide full Waivers of Subrogation in favor of Seller, Seller’s Affiliates (as hereinafter defined) and all tenants under the Leases. The insurance certificate required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Seller. No inspection shall be undertaken without reasonable prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Seller in its sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel acceptable to Seller) and hold Seller, ERP Operating Limited Partnership, Equity Residential, Equity Residential Management, L.L.C. and each of their respective past, present and future affiliates (collectively, “Seller’s Affiliates”), harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys’ fees and costs incurred in connection therewith) arising out of or resulting from Purchaser’s right of inspection as provided for in this Section 8. The indemnification obligation of Purchaser in this Section 8.1.2 shall survive termination of this Agreement.
8.1.3    At Closing, all management contracts relating to the Property shall be terminated.
8.2    Condition Precedent — Seller.
8.2.1    It shall be a condition of Seller’s obligation to close hereunder that Seller shall receive from the Board of Trustees of Equity Residential (or its executive committee, as the case may be), at or prior to the expiration of the Review Period, approval to consummate the

22043518.5    -13-

transaction described in this Agreement on the terms and conditions set forth herein. In the event Seller does not receive the aforementioned approval and so notifies Purchaser in writing prior to the expiration of the Review Period, the Earnest Money shall be returned to Purchaser and Purchaser shall be entitled to its actual documented out-of-pocket third party expenses in connection with its contemplated purchase of the Property in an amount not to exceed Fifty Thousand and No/100ths Dollars ($50,000.00), at which time this Agreement shall terminate and be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination. Seller’s failure to terminate this Agreement prior to the expiration of the Review Period shall be conclusively deemed a waiver by Seller of its right to terminate contained in this Section 8.2.1.
8.2.2    It shall be a condition of Seller’s obligation to close hereunder that Seller shall receive the requisite approvals pursuant to Seller’s partnership agreement to consummate the transaction described in this Agreement on the terms and conditions set forth herein. In the event Seller does not receive the aforementioned approvals and so notifies Purchaser in writing prior to the Closing Date, the Earnest Money shall be returned to Purchaser, and Purchaser shall be entitled to a “break-up fee” from Seller in the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00), at which time this Agreement shall terminate and be null and void and neither party shall have any further rights or obligations under this Agreement except those which expressly survive termination.
9.    SECTION 1031 EXCHANGE. Either Seller or Purchase (such party, the “Exchange Party”) may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at the Exchange Party’s sole cost and expense. The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the Exchange Party’s exchange nor shall the Closing Date be extended to affect such exchange. The Exchange Party shall indemnify, defend and hold such other party harmless therefrom and such other party shall not be required to take title to or contract for purchase of any other property. If the Exchange Party uses a qualified intermediary to effectuate such exchange, any assignment of the rights or obligations of the Exchange Party hereunder shall not relieve, release or absolve the Exchange Party of its obligations to such other party.
10.    REPRESENTATIONS AND WARRANTIES.
10.1    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as of the Effective Date as follows:
10.1.1    Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of California.            .

22043518.5    -14-

10.1.2    Subject to Sections 8.2.1 and 8.2.2 above, Seller has full power, right and authority to enter into and perform its obligations under this Agreement. Subject to Sections 8.2.1 and 8.2.2 above, the execution, delivery and performance of this Agreement by Seller have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Partnership Agreement of Seller.
10.1.3    To Seller’s knowledge, Exhibit C-1 attached hereto lists all of the Service Contracts entered into by Seller that affect the Property and the service provider under each Service Contract (the “Current Service Contracts”); provided however, on the Closing Date, and pursuant to the Assignment of Leases, Security deposits and Service Contracts, Seller shall assign and Purchaser shall assume only those Current Service Contracts listed on Exhibit C-2 attached hereto. Notwithstanding anything in this Agreement to the contrary, Seller does not covenant or represent that any particular Service Contract will be in force or effect as of the Closing, or that the parties to the Service Contracts will not be in default under their respective Service Contracts, and the existence of any default by any party under any Service Contract shall not affect the obligations of Purchaser hereunder.
10.1.4    To Seller’s knowledge, Exhibit L attached hereto accurately describes, in all material respects, the following information concerning the Leases affecting the Property as of the date thereon (“Rent Roll”): (a) unit number, (b) name of tenant, (c) rental rate, (d) move in date, (e) expiration date, and (f) amount of security deposit. Seller makes no representation with respect to any information provided in Exhibit L that is not described in the preceding sentence. Notwithstanding anything in this Agreement to the contrary, Seller does not covenant or represent that tenants under Leases will not be in default under their respective Leases, and the existence of any default by any tenant under its Lease shall not affect the obligations of Purchaser hereunder.
10.1.5    To Seller’s knowledge, except as set forth on Exhibit N attached hereto, Seller has not received from any governmental authority having the power of eminent domain any written notice of any condemnation of the Property or any part thereof.
10.1.6    To Seller’s knowledge, except as set forth on Exhibit O attached hereto, Seller has received no written notice of any pending litigation initiated against Seller or the Property which would materially affect the Property after Closing.
10.1.7    To Seller’s knowledge, except as set forth on Exhibit P attached hereto, Seller has not received from any governmental authority written notice of any material violation of any building, fire or health code or any other statute applicable to the Property which will not be cured prior to Closing.
10.1.8    Except for this Agreement, Seller has not granted to any third party any options to purchase the Property which are currently binding on the Property.

22043518.5    -15-

10.1.9    Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, or (v) admitted in writing its inability to pay its debts as they come due.
10.1.10    Attached hereto as Exhibit S is a copy of the form of concession report that Seller uses in connection with its operation of the Property.
10.2    Seller’s Knowledge. When used in this Agreement, the term “to Seller’s knowledge” shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge, without inquiry, of Cydney White, Senior Vice President of Investments for Equity Residential, and Daniel Henning, Assistant Vice President of Investments for Equity Residential. Notwithstanding anything to the contrary set forth in this Agreement, none of the foregoing individuals shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.
10.3    Survival of Seller’s Representations and Warranties. Subject to the provisions of Section 7.3, Section 10.6 and any actions or conduct of Seller permitted under this Agreement, the representations and warranties of Seller set forth in Section 10.1 shall be updated by Seller at Closing in accordance with Section 4.2.9 above, and shall survive the Closing and the delivery of the Deed for a period of twelve (12) months following the Closing Date. Notice of any claim as to a breach of any representation or warranty must be made to Seller prior to the expiration of such twelve (12) month period or it shall be deemed a waiver of Purchaser’s right to assert such claim.
10.4    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as of the Effective Date as follows:
10.4.1    Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
10.4.2    Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and Bylaws of Purchaser.
10.4.3    Neither Purchaser nor, to Purchaser’s knowledge, any direct or indirect owner of Purchaser is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated

22043518.5    -16-

nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.
10.4.4    Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
10.4.5    Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
10.4.6    Purchaser is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Purchaser to acquire the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101).
10.5    Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 10.4 shall be deemed to be remade by Purchaser as of Closing and shall survive the Closing and delivery of the Deed.
10.6    Modification of Representations, Warranties and/or Certifications. Prior to Closing, as and to the extent that.(i) Purchaser obtains actual knowledge of facts, or (ii) Purchaser receives (or Seller receives and delivers to Purchaser) any Disclosures (as hereinafter defined) with respect to matters addressed in Section 10.1, which contain information or facts that are inconsistent with or different from any or all of the representations, warranties or certifications made in Section 10.1 above, and the Closing occurs, then such inconsistent portion of such representation, warranty or certification made in this Section 10 shall be deemed to be modified and superseded by such fact or Disclosure (and, in such event, Seller shall no longer have any liability hereunder with respect to that portion of the representation, warranty or certification superseded herein, as applicable).
11.    AS-IS.
11.1    AS-IS CONDITION. SUBJECT TO SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 10.1 ABOVE AND IN ANY DOCUMENTS DELIVERED PURSUANT TO THE TERMS HEREOF BY SELLER TO PURCHASER AT CLOSING, AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO PURCHASE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY

22043518.5    -17-

(“DISCLOSURES”) PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN SECTION 10.1 OF THIS AGREEMENT. IN PURCHASING THE PROPERTY OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE PROPERTY AND SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.
11.2    NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.1 OF THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED PURSUANT TO THE TERMS HEREOF BY SELLER TO PURCHASER AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, (H) THE MARKETABILITY OF THE PROPERTY OR THE ABILITY TO LEASE OR SELL UNITS THEREIN, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, AND (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, AS HEREINAFTER DEFINED. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER, UNLESS OTHERWISE REQUIRED BY LAW, IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER.

22043518.5    -18-

11.3    RELEASE. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO, OTHER THAN SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF COLORADO OR ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLER, BUT EXCLUDES CLAIMS, IF ANY, WITH RESPECT TO SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 ABOVE WHICH SURVIVE CLOSING FOR THE PERIOD OF TIME SET FORTH IN SECTION 10.3 ABOVE.
IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED

22043518.5    -19-

AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND SELLER’S AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.
PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 11.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN SECTION 10.1 OF THIS AGREEMENT.
“Hazardous Materials” or “Hazardous Substances” - shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act (“RCRA” ), 42 U.S.C. §6901, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) urea formaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), and (M) petroleum byproducts.
11.4    Condominium Conversions.
11.4.1    Indemnification. Purchaser agrees to indemnify, defend and hold Seller, Seller’s Affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, harmless from

22043518.5    -20-

and against any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever and of any kind or nature (including, without limitation, court costs and reasonable attorneys’ fees arising out of any of the above), whether in tort, contract or otherwise, and whether arising under statutes in effect in the State of Colorado or otherwise, arising out of or directly relating to claims made or brought by or on behalf of any party or parties (including, without limitation, condominium and homeowner associations), and their successors and assigns, who acquire or contract to acquire an ownership interest in one or more (but not all) of the individual condominium units in the Condominium (as hereinafter defined) in violation of the Restrictive Covenant (as hereinafter defined), in connection with or related to, the physical condition of the Property prior to, at and subsequent to Closing, including, without limitation, with respect to deficiencies (including, without limitation, any latent or patent defect) in the design, specification, surveying, planning, development, supervision or construction of an improvement to the Property, or any injury arising out of any such deficiency, all structural and seismic elements of the Property, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the existence of asbestos, mold, mildew or fungi and the environmental condition of the Property (collectively, the “Claims”). The obligations of Purchaser under this Agreement shall survive Closing and continue in full force and effect with respect to all Claims arising or relating to the period occurring prior to the expiration of the Restriction Period (as hereinafter defined).
11.4.2    Restriction on Condominium Sales.    Seller and Purchaser agree and acknowledge the individual residential units on the Property are condominium units in the Fox Ridge Condominiums created by and subject to that certain Declaration recorded on August 13, 1986 in Book 4850 at Page 601, as amended (the “Condominium”). Seller and Purchaser agree that the Deed contains a restrictive covenant (the “Restrictive Covenant”) which provides that no individual condominium unit in the Condominium shall be sold until after a date occurring three (3) years after the Closing Date (such 3-year period herein, the “Restriction Period”); provided, however, notwithstanding the foregoing, during the Restriction Period, Grantee and its successors and assigns may from time to time sell individual condominium units in the Condominium as long as the particular sale is not less than 100% of the individual condominium units in the Condominium to a single purchaser in a single transaction (which purchasing entity may consist of multiple entities owning an undivided interest in 100% of the individual condominium units).
Purchaser and Seller acknowledge and agree that the disclaimers, indemnifications and other agreements set forth in this Section 11 are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers, indemnifications and other agreements set forth above.
12.    LIMITATION OF LIABILITY.

22043518.5    -21-

12.1    Limitation of Liability. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Five Hundred Thousand and No/100ths Dollars ($500,000.00). Seller shall not be liable to Purchaser in respect of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) unless and until the sum of such obligations exceeds Twenty Five Thousand and No/100ths Dollars ($25,000.00) in the aggregate. The provisions of this Section 12.1 shall survive the closing or any termination of this Agreement.
12.2    No Personal Liability of Seller’s Directors and Employees. No member or constituent partner in or agent of Seller, nor any member, partner, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a member or constituent partner in Seller (including, but not limited to, ERP Operating Limited Partnership and Equity Residential) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any member or constituent partner in Seller (or in any other member or constituent partner of Seller), nor any obligation of any member or constituent partner in Seller (or in any other member or constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other member or constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other member or constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a member’s or a partner’s obligations to restore or contribute). The provisions of this Section 12.2 shall survive the Closing or any termination of this Agreement.
13.    OPERATION OF THE PROPERTY. From and after the Effective Date until the Closing Date or earlier termination of this Agreement:
13.1    Ordinary Course of Business. Seller shall operate the Property in its ordinary course of business (provided, that such obligation shall include ordinary and necessary repairs but shall not include incurring any capital expenditures except to the extent that the Property is unable to

22043518.5    -22-

operate without such expenditure) and shall not sell, further pledge, or otherwise transfer or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of in the ordinary course), subject to the provisions of Section 5 above.
13.2    Service Contracts. Seller shall not enter into any new written service contract with respect to the Property that will not be cancelable by Purchaser without penalty upon no greater than thirty (30) days notice, without the prior written consent of Purchaser.
13.3    Property Insurance. Seller shall maintain in full force and effect property insurance on the Property.
13.4    Condition of Vacant Units. At Closing, any units at the Property that are vacated at least five (5) business days prior to Closing shall be put in rent ready condition by Seller in accordance with Seller’s customary management practices at the Property or Purchaser shall receive a credit at Closing in an amount necessary to put any such unit in rent ready condition; provided, however, the amount of any such credit shall not exceed the sum of $750 per unit. Within two (2) business days prior to the Closing Date and subject to the provisions of Section 8.1.2 hereof, Purchaser will be permitted to inspect the vacant units at the Property described in this Section with a representative of Seller upon not less than 24 hours prior notice to Seller.
13.5    New Leases. Seller shall keep, observe, and perform its obligations as landlord under the Leases. After the expiration of the Review Period through the earlier to occur of Closing or the termination of this Agreement, Seller shall not, without the prior written consent of Purchaser, (i) enter into any new Lease to provide for a term in excess of one (1) year, or (ii) apply any security deposit paid or assigned to Seller under any of the Leases toward the payment of rent or on account of any default by the tenant unless the tenant depositing such security deposit has been evicted from its unit or has vacated the unit prior to Closing.
14.    MISCELLANEOUS.
14.1    Indemnification Claims. The indemnifications contained in this Agreement shall be subject to the following provisions: the indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) business days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor’s liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by

22043518.5    -23-

indemnitee in effecting such settlement. The obligations set forth in this Section 14.1 shall survive the Closing or earlier termination of this Agreement.
14.2    Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. All exhibits referenced herein and attached hereto are incorporated in this Agreement by this reference.
14.3    Assignment. Except for an assignment to a “Permitted Assignee” (as hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser. For purposes of this Agreement, the term “Permitted Assignee” shall mean (i) an affiliate of Purchaser, or (ii) a Delaware Statutory Trust of which Purchaser or an affiliate thereof is a trustee or which Purchaser has created for the purpose of acquiring the Property, or (iii) parties who will purchase the Property as tenants in common in connection with an offering for which Purchaser or an affiliate of Purchaser is the sponsor. To be effective, an assignment to a Permitted Assignee shall (i) be fully executed by the assignor and the Permitted Assignee thereunder and delivered to Seller at least five (5) business days prior to Closing, and (ii) contain a provision whereby the Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement or any rights hereunder to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the “Purchaser” shall be deemed to include such Permitted Assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.
14.4    No Modification. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.
14.5    Time of the Essence. Time is of the essence of this Agreement.
14.6    Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State in which the Property is located.
14.7    Notice. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by overnight courier (such as Federal Express), or by facsimile transmission or pdf electronic mail (with a copy sent the same day by overnight courier), addressed as follows:

If to Seller:

c/o Equity Residential

22043518.5    -24-

Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Telephone: (312) 928- 1301
Facsimile: (312) 454-1962
Attention: Cydney White
Email: cwhite@eqr.com

With copies to:

c/o Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Telephone: (312) 928- 1275
Facsimile: (312) 454-0039
Attention: Caroline E. Hammond, Esq
Email:chammond@eqr.com -AND-
Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 Telephone: (312) 269-8054 Facsimile: (312) 429-3536 Attention: Mark J. Horne, Esq. Email: mhorne@ngelaw.com

If to Purchaser:

c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Telephone: (215) 640-6607
Facsimile: (215) 761-0491
Attention: Pamela Arms, Director of Underwriting and Due Diligence
Email: parms@resourcerei.com

With a copy to:

Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor

22043518.5    -25-

Philadelphia, Pennsylvania 19103
Telephone: (215) 209-4424
Facsimile: (215) 553-8426
Attention: Aldie Jennings Loubier, Real Estate Counsel
Email: aloubier@resourcerei.com

All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier, on the same day if sent by facsimile or pdf electronic mail before 5:00 p.m. (Chicago time) on a business day, on the third (3rd) business day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused. A notice given by counsel to a party hereunder shall have the same effect as if given by such party. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7.
14.8    Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND SELLER EACH WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. IN ADDITION, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THE AGREEMENT.
14.9    Confidentiality. Without the prior written consent of the other party, neither Purchaser nor Seller shall issue a press release or other media publicity of any kind whatsoever with respect to the identity of the parties hereto or this Agreement or disclose to any third party the existence of this Agreement or any term or condition of this Agreement (including, without limitation, the Purchase Price) or the results of any inspections or studies undertaken in connection herewith; provided, however, if disclosure is required by law, the content of any such disclosure shall be subject to the prior written approval of the other party, which approval shall not be unreasonably withheld. Purchaser agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property or Seller supplied to Purchaser by Seller or by any third party at the request of Seller, including, without limitation any environmental site assessment reports and information concerning any employee of Seller or Seller’s Affiliates furnished to Purchaser, except Purchaser may share such documents, material and information with Purchaser’s consultants, potential lenders, potential investors, attorneys and accountants (the “Purchaser’s Consultants”) on a “need to know” basis, unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. Purchaser agrees to indemnify and hold harmless Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, attorney’s fees) arising out of a

22043518.5    -26-

breach by Purchaser or Purchaser’s Consultants of the provisions of this Section 14.9. In the event that the Closing does not occur in accordance with the terms of this Agreement, Purchaser shall promptly return to Seller all of the documents, materials and information regarding the Property supplied to Purchaser by Seller or at the request of Seller. The provisions of this Section 14.9 shall survive the Closing or the earlier termination of this Agreement.
14.10    Assignment of Interest in Reports and Studies. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller’s request and payment therefor, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing, provided that, in such event, Seller shall reimburse Purchaser for the actual costs of any third party reports requested by Seller.
14.11    Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that following Closing, Seller shall have, upon reasonable prior notice to Purchaser, access to all files at the Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Seller and a third party including, without limitation, a tenant of the Property with respect to Seller’s period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Closing Date shall belong to Purchaser. In addition, all files at the Property that relate to tenants who have vacated their units at the Property (the “Former Tenant Lease Files”), together with any and all rights, defenses, causes of action and claims relating thereto, shall remain the property of Seller. Former Tenant Lease Files may be removed from the Property by Seller on or before Closing. The provisions of this Section 14.11 shall survive the Closing.
14.12    No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Seller to terminate this Agreement.
14.13    No Finance Contingency. Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any manner contingent or conditioned upon Purchaser obtaining financing in order to purchase the Property. It is expressly understood that if Purchaser is unable to close the transaction contemplated by this Agreement as a result of Purchaser’s failure to obtain financing, Purchaser shall be in default under this Agreement and Seller shall have the remedy provided in Section 7.2 above. In no event shall Seller be obligated to comply with any requirements of Purchaser’s lender or otherwise incur any cost, expense or liability in connection with Purchaser’s financing of the Property.

22043518.5    -27-

14.14    Counterpart Signatures. This Agreement may be signed in any number of identical counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
14.15    Designation of Escrowee as Reporting Person. Seller and Purchaser hereby authorize Escrowee to designate the investment depository of the Earnest Money, and to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.
14.16    Weekends and Legal Holidays. Whenever the time for performance of a covenant or condition required to be performed pursuant to the terms of this Agreement falls upon a Saturday, Sunday or Federal or State of Illinois holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to “days” shall mean calendar days.
14.17    Signatures. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.
14.18    Legal Representation. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.
14.19    Prevailing Party Attorney Fees. If a party to this Agreement shall bring any action, suit, counterclaim or appeal against the other party declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s attorney’s fees and expenses incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (a “Decision”), granted therein, all of which shall be deemed to have accrued from commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and expenses incurred in obtaining and enforcing such Decision. The court may fix the amount of reasonable attorney’s fees and expenses upon the request of any party. For purposes of this Section 14.19, attorneys’ fees shall

22043518.5    -28-

include, without limitation, fees incurred in connection with (i) post judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examination, (iv) discovery, and (v) bankruptcy litigation. The terms of this Section 14.19 shall survive Closing or any earlier termination of this Agreement.
14.20    Compliance.  Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser reasonable access to, such factual information as may be requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, necessary to enable Purchaser’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the one (1) immediately preceding calendar year (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to Seller).  Purchaser shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit.  In addition, Seller agrees to provide to Purchaser or any affiliate of Purchaser, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing.  Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be required by Purchaser or any affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller shall maintain its records for use under this Section 14.20 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing for a period of two (2) years.

[The remainder of this page is intentionally blank;
signature page follows]

22043518.5    -29-

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.
SELLER:
FOX RIDGE ASSOCIATES, L.P., a California
limited partnership

By:	Fox Ridge G.P., Corp., a Delaware corporation, its general partner
By: _/s/ Caroline Hammond_______
Name: _Caroline Hammond_______
Its: ____Vice President___________
PURCHASER:
RRE OPPORTUNITY OP II, LP, a Delaware limited partnership
By:    Resource Real Estate Opportunity REIT
    II, Inc., its general partner

By: ___/s/ Shelle Weisbaum____________
Name: _Shelle Weisbaum______________
Its: ____Senior Vice President_________

EXHIBITS

A — Legal Description
B — List of Personal Property
C-1 — List of Service Contracts
C-2 — List of Final Assumable Service Contracts
D-1 Earnest Money Escrow Instructions (Initial Earnest Money)
D-2 Earnest Money Escrow Instructions (Additional Earnest Money)
E — Permitted Exceptions
F — Exceptions to the Deed
G — Special Warranty Deed
H — Bill of Sale
I — Tenant Notice Letter
J — Assignment and Assumption of Leases, Security Deposits and Service Contracts
K — Assignment and Assumption of Intangibles
L — Rent Roll
M — Intentionally Omitted
N — Notice of Condemnation Proceedings
O — Notice of Pending Litigation
P — Notice of Violations
Q — Form of Owner’s Affidavit
R — Personal Undertaking (GAP)
S — Concessions Report

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT A

LEGAL DESCRIPTION
All of the Condominium Units, all of the Buildings, Fox Ridge Condominiums, in accordance with the Declaration recorded on August 13, 1986 in Book 4850 at Page 601 and Condominium Map recorded on August 13, 1986 in Condominium Plat Book 91 at Pages 38 through 47, Arapahoe County, State of Colorado.
Land Description (Parcel Surveyed): Lot 1, Block 1 Quebec Villages, Arapahoe County, Colorado.

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT B

LIST OF PERSONAL PROPERTY
(attached)

22043518.5    -30-

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT C-1

LIST OF SERVICE CONTRACTS
(attached)

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT C-2

LIST OF FINAL ASSUMABLE SERVICE CONTRACTS
(attached)

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO
EXHIBIT D-1
EARNEST MONEY ESCROW INSTRUCTIONS (INITIAL EARNEST MONEY)
SINGLE DEPOSITORY ESCROW INSTRUCTIONS
Escrow No. 201516126     November 18, 2015
To:    CHICAGO TITLE INSURANCE COMPANY ("Escrowee")
Pursuant to the provisions of that certain Real Estate Sale Agreement, dated November 18, 2015 (the “Agreement”), by and between FOX RIDGE ASSOCIATES, L.P., a California limited partnership (the “Seller”), and RRE OPPORTUNITY OP II, LP, a Delaware limited partnership (the “Purchaser”), Purchaser is to deposit $500,000.00 representing the “Initial Earnest Money” under the Agreement. The Initial Earnest Money represents nonrefundable earnest money, except as provided in the Agreement, to be held by Escrowee under the sole control of the Seller (together with any additional nonrefundable earnest money deposit hereafter made by Purchaser, the “Escrow Deposits”). The Escrow Deposits shall be held by Escrowee and disbursed only at the direction of the undersigned pursuant to the provisions described in the Agreement.
Unless otherwise directed by the undersigned, in writing, Escrowee is hereby authorized and directed to disregard any and all notices or instructions given by any person or entity other than the undersigned. Escrowee, in its sole discretion, is hereby authorized to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case Escrowee obeys or complies with any such order, judgment or decree, it shall not be liable to the undersigned or to any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Escrow, to which Escrowee is or may be at any time a party, Escrowee shall have a lien on the Escrow Deposits for any and all costs, attorney's and solicitor's fees, whether such attorney(s) or solicitor(s) shall be regularly retained or specially employed, and other expenses which it may have incurred or become liable for on account hereof. Escrowee shall be entitled to reimburse itself from the Escrow Deposits for all such costs, fees and expenses so incurred, and, alternatively, the undersigned agrees to promptly pay Escrowee therefor upon demand.
Escrowee shall invest the Escrow Deposits in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as directed by the undersigned, provided that Escrowee is in receipt of the taxpayer's identification number and investment forms, as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment.
Except as to Escrow Deposits for which Escrowee has received express written direction concerning investment or other handling, the undersigned agrees that Escrowee shall be under no duty to invest or reinvest any Escrow Deposits at any time held by it hereunder; and, further, that Escrowee may commingle the Escrow Deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 620/2-8 of the Illinois Corporate Fiduciary Act, Illinois Compiled Statutes, Chapter 205, and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish Escrowee's obligation to apply the full amount of the Escrow Deposits in accordance with the terms of this Agreement.
In the event Escrowee is requested to invest the Escrow Deposits hereunder, Escrowee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Escrow.
In no case shall the above mentioned Escrow Deposits be surrendered except as above provided, or in obedience to the process or order of a court as aforesaid.
SELLER:
FOX RIDGE ASSOCIATES, L.P., a California
limited partnership

By:	Fox Ridge G.P., Corp., a Delaware corporation, its general partner
By: ___________________________
Name: ________________________
Its: ___________________________
Accepted:    CHICAGO TITLE INSURANCE COMPANY, Escrowee
By:
Name:
Its:

C-1-1
22043518.5

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT D-2

EARNEST MONEY ESCROW INSTRUCTIONS (ADDITIONAL EARNEST MONEY)

Escrow Officer:

Escrow No.: 201516127
Phone No.: (312) 223-3361
Facsimile No.: (312) 223-4857
Date: November ____, 2015

TO:    Chicago Title Insurance Company
10 South LaSalle Street, Suite 3100
Chicago, IL 60603
Attn: Linda Tyrrell
The amount of Five Hundred Thousand and NO/100 Dollars ($500,000.00) (the “Additional Earnest Money”) is deposited with the Chicago office of Chicago Title Insurance Company in escrow by RRE Opportunity OP II, LP, a Delaware limited partnership, the “Purchaser” under that certain Real Estate Sale Agreement (the “Agreement”), dated November 18, 2015, with Fox Ridge Associates, L.P., a California limited partnership, as the “Seller”.
As escrowee, you are hereby directed to hold, deal with and dispose of the Additional Earnest Money in accordance with the following terms and conditions:
1.You are to hold the Additional Earnest Money until: (a) you are in receipt of a joint order by Seller and Purchaser as to the disposition of the Additional Earnest Money; or (b) you are in receipt of a written demand (the “Demand”) from either Seller or Purchaser for the payment of the Additional Earnest Money or any portion thereof. Upon receipt of any Demand, you are directed to so notify the other party, enclosing a copy of the Demand. If within five (5) days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Additional Earnest Money as requested by the Demand. If within said five-day period you receive from the non-demanding party its notice of objection to the Demand, then you are directed to notify the other party, enclosing a copy of the notice of objection, and you are to continue to hold the Additional Earnest Money until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction.

22043518.5    D-1

2.    Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith.
3.    Any escrow fee to be charged by you is to be borne equally by Seller and Purchaser.
4.    As escrowee, you shall invest the Additional Earnest Money in an interest-bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities, as Purchaser may direct in writing. Such direction to invest must include Purchaser’s tax identification number, a W-9 and such other investment forms you may reasonably require. You shall be required, upon request, to furnish information concerning your procedures and fee schedules for investment. Any interest earned on the Additional Earnest Money, after deducting your customary investment charges, shall become and be deemed to be a part of the Additional Earnest Money. In the event that you are requested to invest deposits hereunder, Chicago Title and Trust Company shall not be held responsible for any loss of principal or interest resulting from such investments or from the redemption of said investment as may be directed hereunder.
In the absence of a written authorized direction to invest funds deposited hereunder, the parties hereto hereby agree that you shall have no duty to invest or reinvest any such undirected funds you may hold hereunder, that you may commingle such undirected funds with other deposits in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) without obligation to any party for interest or earnings derived thereby, if any, and that you may use such funds in the conduct of your business, as escrowee; provided, however, notwithstanding the foregoing, nothing herein shall diminish your obligation to apply the full amount of such funds in accordance with the terms of these instructions.
5.    All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by overnight courier (such as Federal Express), or by facsimile transmission or pdf electronic mail (with a copy sent the same day by overnight courier) to the respective addresses for Seller, Purchaser and escrowee as herein provided. All notices given in accordance with the terms hereof shall be deemed received on the next business day if sent by overnight courier, on the same day if sent by facsimile or pdf electronic mail before 5:00 p.m. (Chicago time) on a business day, when delivered personally or otherwise received or

22043518.5    D-2

refused. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance herewith.
6.    Any notice given by a party’s attorney hereunder shall have the same effect as if given by such party. Seller and Purchaser may act hereunder either directly or through their respective attorneys as follows:

Seller’s attorney are:
c/o Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Telephone: (312) 928- 1275
Facsimile: (312) 454-0039
Attention: Caroline E. Hammond, Esq.
Email: chammond@eqr.com -AND-
Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 Telephone: (312) 269-8054 Facsimile: (312) 429-3536 Attention: Mark J. Horne, Esq. Email: mhorne@ngelaw.com

Purchaser’s attorney is:
Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Telephone: (215) 209-4424
Facsimile: (215) 553-8426
Attention: Aldie Jennings Loubier, Real Estate Counsel
Email: aloubier@resourcerei.com
15.    These Escrow Instructions are being entered into to implement the Agreement and shall not (nor be deemed to) amend, modify or supersede the Agreement or act as a waiver of any

22043518.5    D-3

rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.
16.    In case of any suit or proceeding at law or in equity regarding the Additional Earnest Money or these Escrow Instructions, the non-prevailing party shall pay the prevailing party all costs and expenses (including, but not limited to, attorney’s fees) incurred by the prevailing party, and if such prevailing party shall recover judgment in any such suit or proceeding, such costs and expenses (including but not limited to attorneys’ fees) shall be included in and as a part of such judgment.
17.    Seller and Purchaser hereby authorize you to designate the investment depository of the Additional Earnest Money and to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by the Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.
18.    These Escrow Instructions may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
Agreed and Acknowledged this _________ day of November, 2015.

PURCHASER:

RRE OPPORTUNITY OP II, LP, a Delaware limited partnership

By: Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation, its general partner

By: ________________________
Name: ______________________
Its: _________________________

SELLER:

FOX RIDGE ASSOCIATES, L.P., a California
limited partnership

By: Fox Ridge G.P., Corp., a Delaware
corporation, its general partner

By: ________________________
Name: ______________________
Its: _________________________

22043518.5    D-4

Address:

c/o Resource Real Estate, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attn: Pamela Arms
Telephone: (215) 640-6607

Address:

c/o Equity Residential
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
Attn: Cydney White
Telephone: (312) 928-1301

Agreed and Acknowledged this __________ day of November, 2015.
CHICAGO TITLE INSURANCE COMPANY
By:
Name:
Its:
Address:
Chicago Title Insurance Company
10 South LaSalle Street, Suite 3100
Chicago, IL 60603
Attn: Linda Tyrrell
Telephone: (312) 223-3361

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT E

PERMITTED EXCEPTIONS
1.General and special taxes and assessments, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 2015, and subsequent years.
2.    Rights of tenants, as residential tenants only, under unrecorded leases set forth on the rent roll provided contemporaneously herewith.
3.    Zoning, building and other governmental and quasi-governmental laws, codes and regulations.
4.    Water rights, claims or title to water.
5.    To be added: All exceptions that become Permitted Exceptions (other than exceptions numbered 1 through 4 above) in accordance with the provisions of Section 3.
6.
FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT F

EXCEPTIONS TO THE DEED
1.    General and special taxes and assessments not yet delinquent.
2.    Rights of tenants under leases, and those claiming by, through and under said tenants.

3.	Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

4.	Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

5.	Covenants, conditions, restrictions, and private or public utility easements of record together with easements or claims of easements not shown by the public records.

6.	Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Property.

7.	To be added: All exceptions that become Permitted Exceptions (other than exceptions numbered 1 through 6 above) in accordance with the provisions of Section 3.

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT G

[CONFORM TO JURISDICTIONAL REQUIREMENTS]
When Recorded, Mail to:

SPECIAL WARRANTY DEED
For the consideration of the sum of Ten Dollars ($10.00) and other valuable considerations received, __________a(n) _________________________ (“Grantor”), does hereby convey to _____________________________, a(n) ___________________ (“Grantee”), all of Grantor’s right, title and interest in and to the following described real property (the “Property”) situated in _______________County, __________, together with all improvements thereon and all of Grantor’s interest in any rights and privileges solely appurtenant thereto:
SEE EXHIBIT A ATTACHED HERETO AND BY THIS

REFERENCE MADE A PART HEREOF.
SUBJECT TO: the permitted exceptions set forth on Exhibit B attached hereto and by this reference made a part hereof.
AND GRANTOR hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and no other, subject to the matters set forth above.
This Deed and the conveyance evidenced hereby is made subject to the express condition (the “Restriction on Unit Sale”) that on or before [INSERT DATE 3 YEARS FROM DATE OF DEED] (the “Expiration Date”), individual condominium units in the Fox Ridge Condominiums created by and subject to that certain Declaration recorded on August 13, 1986 in Book 4850 at Page 601, as amended (the “Condominium”) shall not be sold; provided, however, notwithstanding the foregoing, Grantee and its successors and assigns may from time to time sell individual condominium units in the Condominium as long as the particular sale is not less than 100% of the individual condominium units in the Condominium to a single purchaser in a single transaction (which purchasing entity may consist of multiple entities owning an undivided interest in 100% of the individual condominium units).
In addition to any rights or remedies Grantor may have at law or in equity, if, individual condominium units in the Condominium are sold in violation of the Restriction on Unit Sale prior to the Expiration Date, Grantee, on behalf of itself, its successors and its assigns, agrees to indemnify, defend and hold Grantor, Grantor’s affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, harmless from and against any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever and of any kind or nature (including, without limitation, court costs and reasonable attorneys’ fees and disbursements arising out of any of the above), whether in tort, contract or otherwise, and whether arising under statutes in effect in the State of Colorado or otherwise, arising out of or directly relating to claims made or brought by or on behalf of any party or parties (including, without limitation, condominium and homeowner associations), and their successors and assigns, who acquire or contract to acquire an ownership interest in one or more (but not all) individual condominium units in the Condominium, in connection with or related to, the physical condition of the Property prior to, at and subsequent to the date of this Deed, including, without limitation, with respect to deficiencies (including, without limitation, any latent or patent defect) in the design, specification, surveying, planning, development, supervision or construction of an improvement to the Property, or any injury arising out of any such deficiency, all structural and seismic elements of the Property, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the existence of asbestos, mold, mildew or fungi and the environmental condition of the Property (collectively, the “Claims”). Except with respect to any Claims arising or relating to the period occurring prior to the Expiration Date, the indemnity obligations set forth in this Deed shall automatically terminate on the Expiration Date without further action of the parties hereto.
The foregoing indemnification, covenants, conditions and restrictions shall run with title to the Property herein described, and shall inure to the benefit of, and shall be binding upon, Grantor and Grantee and their respective heirs, successors and assigns. Except as otherwise provided in this Deed, Grantee hereby covenants and agrees not to sell, transfer or otherwise dispose of the Property, or any portion thereof (other than for individual tenant use as contemplated hereunder) prior to the Expiration Date, without obtaining from the Grantee’s successor or transferee and delivering same to Grantor a written agreement for the benefit of the Indemnified Parties acknowledging the Restriction on Unit Sale and assuming all of Grantee’s covenants, duties and obligations hereunder (provided that no such assumption shall relieve Grantee of its obligations hereunder to Grantor).
If any term or provision of this Deed or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Deed shall be valid and enforced to the fullest extent permitted by law.
IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed this    day of    ________, 201_.
GRANTOR:

By:
Name:
Title:

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT H

BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”) is executed as of the __________ day of 201_, by __________________, a(n) ________________ (“Seller”), having offices at c/o Equity Residential, at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, in favor of _______________ a(n) (“Purchaser”), having offices at ________________________________.
1.    Real Property. The “Real Property” shall mean the real property located in the County of ______________, State of ______________ , commonly known as ______________and located at                                     .
2.    Personal Property. The “Personal Property” shall mean those certain articles of personal property used in connection with the operation of the Real Property which are described in Exhibit A attached to this Bill of Sale.
3.    Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property unto Purchaser against any and all persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other. Except as set forth in the immediately preceding sentence, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred “AS IS” and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.
IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.
SELLER:

By:
Name:
Title:

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT I

TENANT NOTICE LETTER
_________________, 201___
Dear Tenant:
Dear __________________,
Equity Residential and the management team of ________________Apartments wish to inform you that as of _______, 201_, _______________ Apartments will change ownership.
Equity Residential would like to thank you for your residency at _____________ Apartments and for allowing us to serve your needs. Your security deposit will be transferred to the new owner, ___[INSERT NEW OWNER’S NAME, ADDRESS AND TELEPHONE NUMBER]____. If you have authorized us to debit your bank account(s) for Lease-related charges, please be advised that the final automatic debit took place on ___[INSERT FIRST BUSINESS DAY OF CALENDAR MONTH IN WHICH CLOSING OCCURS]____. After that time, all automatic debit activity has been stopped. Please submit all future payments to the new management company, as directed by the new owner. Additionally, effective on the above date, you will no longer have access to our resident portal, My.EquityApartments.com.
Sincerely,
Property Manager Apartments

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT J

ASSIGNMENT AND ASSUMPTION
OF LEASES, SECURITY DEPOSITS AND SERVICE CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, SECURITY DEPOSITS AND SERVICE CONTRACTS (this “Assignment”) is entered into as of the _________ day of _____________________, 201_, between ___________________________, a(n) _____________________ (“Assignor”), having an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and _______________________________, a(n) _____________________________________ (“Assignee”) having an office at _____________________________________________________________________________.
1.    Property. The “Property” means the real property located in the City of _________________________, County of ____________, State of _______________, commonly known as “___________________ Apartments”, together with the building, structures and other improvements located thereon.
2.    Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in Exhibit A attached to this Assignment.
3.    Security Deposits. “Security Deposits” means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on attached Exhibit A.
4.    Service Contracts. “Service Contracts” means those maintenance, supply and service contracts relating to the Property which are described in Exhibit B attached to this Assignment.
5.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, the Security Deposits and the Service Contracts, but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 4.4.2 of that certain Real Estate Sale Agreement for the Property by and between Assignor and Assignee (as may have been amended from time to time, the “Agreement”).
6.    Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Service Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise.
7.    Attorneys’ Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.
8.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
9.    Limited Liability. Assignor’s liability hereunder shall, at all times, be subject to the limitations set forth in Section 12 of the Agreement.
10.    Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.
ASSIGNOR:
By:
Name:
Title:
ASSIGNEE:
By:
Name:
Title:

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT K

ASSIGNMENT AND ASSUMPTION OF INTANGIBLES
THIS ASSIGNMENT OF INTANGIBLES (this “Assignment”) is made as of the          day of                 , 201_, by _____________________________, a(n) _____________________________ (“Assignor”), having an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 in favor of __________                    , a(n) ______                         (“Assignee”), having an office at _________________________________________________.
1.    Intangible Property. The term “Intangible Personal Property” shall have the meaning ascribed thereto in that certain Real Estate Sale Agreement dated as of _____________, 201_ by and between Assignor, as Seller, and ______________________, as Purchaser, concerning the real property commonly known as “___________________ Apartments” located in _______________, __________ County, _________.
2.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee, without representation or warranty of any kind, the entire right, title and interest of Assignor in and to the Intangible Property, but only to the extent transferable without third party consent or any cost or liability to Assignor.
3.    Assumption. Assignee hereby assumes the entire right, title and interest of Assignor in and to the Intangible Personal Property as of the date of this Assignment.
4.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
5.    Limited Liability. Assignor’s liability hereunder shall, at all times, be subject to the limitations set forth in Section 12 of the Agreement.
6.    Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment the day and year first above written.
ASSIGNOR:
By:
Name:
Title:
ASSIGNEE:
By:
Name:
Title:

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT L

RENT ROLL
(attached)

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT M
Intentionally Omitted

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT N

NOTICE OF CONDEMNATION PROCEEDINGS
None.

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT O

PENDING LITIGATION
None.

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT P

NOTICE OF VIOLATIONS
None.

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT Q

FORM OF OWNER’S AFFIDAVIT
STATE OF ILLINOIS
COUNTY OF COOK
I, ______________________, after being duly sworn, depose and say that I am a _______________________ of _______________________________________ (“Seller”), the Seller of the premises commonly known as “________________________” situated in ______________ County, _________ (the “Property”), described as:
See Exhibit A attached hereto.
1.    That all improvements located on the Property have been completed for more than 90 days and to Seller’s knowledge all who performed labor or furnished materials for construction or remodeling on behalf of Seller have been paid in full or shall be paid in full in the operation of the ordinary course of Seller’s business, and that to Seller’s knowledge there are no encumbrances on the title other than those shown on the Title Commitment No. _____________ with an effective date of ______________.
2.    That to Seller’s knowledge, there are no parties other than Seller and tenants as disclosed on the rent roll attached hereto as Exhibit B in possession of or claiming possession to said property.
3.    That to Seller’s knowledge, there are no facts by reason of which the title to, or boundaries or possession of said property might be disputed or questioned.
4.    That to Seller’s knowledge, there are no facts which might be asserted that could give rise to an encumbrance on said property prior to the deed being recorded and that the undersigned will not execute any instrument that would adversely affect the title or interest to be conveyed.
5.    That the undersigned is authorized to execute this Affidavit and has the ability to execute all instruments necessary to convey the Property pursuant to authority under the governing partnership/operating agreement; and that the Seller was properly created and is in good standing in its state of origin and is properly authorized to do business in the state where the Property is located.
6.    That this affidavit is made for the purpose of inducing ______________________ Title Insurance Company to issue a Commitment or Commitments, and/or Policy or Policies insuring the title to the Property.
Executed this ___ day of ___________, 20__.
SELLER:
By:     ___________________________
Name: ___________________________
Title:     ___________________________

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT R

PERSONAL UNDERTAKING
(GAP)
WHEREAS, Chicago Title Insurance Company, hereinafter referred to as the “Company”, is about to issue its title insurance policy no. ______________, hereinafter referred to as the “Title Insurance Policy.”
AND WHEREAS, the Company has raised as title exceptions on the Title Insurance Policy certain matters, all hereinafter referred to as “Exceptions to Title”, and described as follows:
Defects, liens, encumbrances, adverse claims or other matters, if any, created by the undersigned, first appearing in the public records or attaching subsequent to _______________, 20__ but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment.
AND WHEREAS, the Company has been requested to issue the Title Insurance Policy, and may hereafter, in the ordinary course of its business, issue the title insurance policy or commitment therefor in the form now or then commonly used by the Company, or issue hold harmless or indemnity letters to induce other title insurance companies to issue title insurance policies or commitments therefor, in respect to the land or to some part or parts thereof, or interests therein, all of the foregoing being hereafter referred to as “Future Policies or Commitments”, either free and clear of all mention of the aforesaid Exceptions to Title, or insuring against loss or damage by reason thereof.
NOW THEREFORE, in consideration of the issuance of the Title Insurance Policy and the payment of $1.00 to the undersigned by the Company, the sufficiency and receipt of which are hereby acknowledged, the undersigned, jointly and severally, for themselves, heirs, personnel representatives, and assigns do hereby covenant and agree with the Company: (1) to forever fully protect, defend and save the Company harmless from and against all Exceptions to Title in and from any and all loss, costs, damages, reasonable attorneys fees and expenses of every kind and nature which it may suffer, expend or incur under, or by reason, or in consequence of the Title Insurance Policy on account, or in consequence, or growing out of the Exceptions to Title or claimed to exist under, or by reason, or in consequence, or growing out of the Exceptions to Title or any of them; (2) to provide for the defense, at their own expense, on behalf and for the protection of the Company and the parties insured or who may become insured, against loss or damage under the Title Insurance Policy (but without prejudice to the right of the Company to defend if it so elects) in all litigation consisting of actions or proceedings based on any Exceptions to Title which may be asserted or attempted to be asserted, established or enforced in, to, upon, against or in respect to the land or any part thereof, or interest therein; (3) to pay, discharge, satisfy and remove from the title to the land, and clear from the public record all of the Exceptions to Title on or before 120 days after recording; and (4) that each and every provision herein shall extend and be in force concerning future Policies or Commitments.
The foregoing notwithstanding, it is hereby covenanted and agreed, and expressly made a part of this agreement, that the liability of the undersigned hereunder shall cease and determine at such time as the Company shall have completed all of its various title searches and examination thereof covering the date of recording of the deed (which time shall not exceed thirty (30) days after receipt by the Company of authority to release the deed for the closing escrow for the purchase and sale of the land), required for the issuance of the above policy; provided, however that (1) no Exceptions to Title or any rights existing by reason or in consequences thereof are disclosed by the various title searches and examination thereof; (2) there is then pending no suit, action, or proceedings, either direct or collateral, to assert, establish, or enforce the said Exceptions to Title or any rights existing or arising by reason or in consequence thereof or growing out thereof; (3) that no judgment, order or decree rendered in any such proceeding remains unsatisfied; and (4) that the undersigned is not in default in the performance of any of the terms, covenants, and conditions thereof. Notwithstanding anything in this personal undertaking to the contrary, the undersigned shall have no liability or obligation with respect to Exceptions to Title if the deed is not recorded within ten (10) business days after receipt by the Company of authority to record.
[Signature page follows]
IN WITNESS WHEREOF, the undersigned, has caused this Personal Undertaking (Gap) to be signed this _____ day of _____________, 20__.
SELLER:
________________________________
By:    __________________________
Name:     __________________________
Its:    __________________________

FOX RIDGE APARTMENTS
CENTENNIAL, COLORADO

EXHIBIT S

CONCESSIONS REPORT
No concessions granted.

22043518.5    D-5